UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008
Vectren Corporation
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2086905

1-16739	Vectren Utility Holdings, Inc. (An Indiana Corporation) One Vectren Square Evansville, Indiana 47708 (812) 491-4000	35-2104850
Former Name or Former Address, If Changed Since Last Report : N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 27, 2008, Vectren Corporation (the Company) announced the issuance of 4.6 million shares of its common stock in settlement of the forward sale agreement entered into on February 22, 2007 with an affiliate of J.P. Morgan Securities Inc.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Vectren Corporation Settles Equity Forward Agreement
99.2	Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	VECTREN CORPORATION
VECTREN UTILITY HOLDINGS, INC.

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick, Vice President, Controller and Asst. Treasurer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Items 1.01 and 2.03:

Exhibit Number	Description

99.1	Vectren Corporation Settles Equity Forward Agreement
99.2	Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995